Exhibit 11 (a)

                               CONSENT OF COUNSEL



          We hereby consent to the use of our name and to the references to our Firm under the caption "Miscellaneous - Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 52 to the Registration Statement (1933 Act No. 33-20827; 1940 Act No. 811-5518) on Form N-1A under the Securities Act of 1933, as amended, of The RBB Fund, Inc. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /S/ DRINKER BIDDLE & REATH LLP
                                                 Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
January 23, 1998